                               CONSENT OF COUNSEL             EXHIBIT 23.3


To the Board of Directors
First National Bancorp

     We hereby consent to the filing of our opinions regarding validity of shares and tax consequences as exhibits to the Registration Statement to which this consent is attached and further consent to the use of our name under the heading "Legal Opinion" in the Registration Statement and the Prospectus which is a part thereof.

                              Very truly yours,

                              STEWART, MELVIN & FROST

                              By: /s/ T. Treadwell Syfan
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                                        Partner


                              Date: April 14, 1995
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